Exhibit 10.57

SECURED SUBORDINATED REVOLVING PROMISSORY NOTE

$2,000,000	January 17, 2007

FOR VALUE RECEIVED, the undersigned, OPTEX SYSTEMS, INC., a Texas corporation (“Maker”), promises to pay to the order of TWL GROUP, LP, a Texas limited partnership (“Payee”), whose address is 4306 Savannah, Parker, TX 75002 the sum of Two Million Dollars ($2,000,000) or so much thereof as may be advanced by Payee to Maker and be outstanding hereunder, together with interest on the unpaid principal balance from time to time remaining at a rate per annum (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days) which shall from day to day be equal to 10%.

The principal balance of this note shall be due and payable on the earlier of (i) February 27, 2009 and (ii) 60 days after the date the Senior Debt (hereinafter defined) is paid in full or refinanced. Accrued interest on this note shall be due and payable in arrears on the first anniversary of the date of this note and on the date this note becomes due and payable in full or is otherwise paid in full. Payment shall be deemed made at the time the holder of this note receives such payment, subject to the condition subsequent that any check or similar instrument is honored as drawn on sufficient funds. All amounts paid hereunder shall be applied first to accrued and unpaid interest and then to principal.

All past due principal of and accrued interest on this note shall bear interest from maturity (stated, by acceleration, or otherwise) until paid at the rate of 18% per annum (the “Default Rate”).

1. No Commitment. Payee shall have no obligation to make any advance under this note, and each advance under this note shall be made in the sole discretion of Payee.

2. Prepayments and Reborrowings. The unpaid principal balance of this note may be prepaid by Maker in whole or in part at any time without premium or penalty; provided that each prepayment of principal shall be accompanied by the payment of accrued interest on the amount of such prepayment. Subject to Paragraph 1 of this note, principal amounts prepaid by Maker may be reborrowed, and, to the extent principal amounts are prepaid and reborrowed, this note is a revolving note.

3. [Intentionally Omitted].

4. Collateral. The payment of this note is secured by the liens and security interests created by that certain Subordinated Security Agreement (the “Security Agreement”) dated as of the date hereof, executed by Maker in favor of Payee.

5. Representations and Warranties. On the date hereof and on the date of each advance made hereunder, Maker represents and warrants to Payee as follows:

(a) Existence, Etc. Maker is a corporation duly organized validly existing and in good standing under the laws of the state of its organization and is duly qualified to do business and is in good standing in each other state where the failure to be so qualified and in good standing could reasonably be expected to have a material adverse effect on the business, operations or condition (financial or otherwise) of Maker or on the ability of Maker to perform or comply with the terms and conditions of this note, the Security Agreement or the Subordination Agreement (hereinafter defined) (collectively the “Loan Documents”) (such a material adverse effect being herein called a “Material Adverse Effect”).

Secured Subordinated Promissory Note

(b) Power and Authority. Maker has all requisite power and authority to own or lease its properties, to conduct its business as now conducted and to execute, deliver and perform the Loan Documents.

(c) Authorization and Enforceability. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action of Maker and require no consent of any person or entity that has not been obtained, and the Loan Documents constitute valid and binding obligations of Maker, enforceable in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws (hereinafter defined) and by general principles of equity.

(d) No Violation. The execution, delivery and performance of the Loan Documents do not and will not violate Maker’s charter, bylaws, or other organizational documents, any laws applicable to Maker or any agreement to which Maker is a party or by which Maker is bound, except for violations of laws or agreements that could not reasonably be expected to have a Material Adverse Effect. No consent or approval of any person or entity is required in connection with such execution, delivery and performance, except as has been obtained and is in full force and effect.

(e) Financial Statements. The financial statements of Maker and Irvine Sensors Corporation, a Delaware corporation (“Parent”) most recently delivered to Payee have been prepared in accordance with generally accepted accounting principles (“GAAP”) and fairly present the financial condition and results of operations of Maker and Parent as of the date thereof and for the period covered thereby, and no material adverse change has occurred in such financial condition since the date of the financial statements most recently delivered to Payee prior to the date of this note.

(f) Litigation. Except as disclosed in financial statements (or the notes thereto) or other writings heretofore delivered to Payee, there is no litigation pending or, to the knowledge of Maker, threatened against Maker that could reasonably be expected to have a Material Adverse Effect.

(g) General. All financial statements, reports and other information heretofore delivered by Maker to Payee, taken as a whole, do not contain any untrue statements of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

6. Covenants. Unless and until this note has been paid in full or Lender otherwise agrees in writing, Maker agrees as follows:

(a) Financial Statements, etc. Maker will deliver to Payee, (i) as soon as available, but in any event within 30 days after the end of each calendar month, a company prepared consolidated and consolidating balance sheet and income statement covering Parent’s operations during such period, in a form reasonably acceptable to Payee and certified by the president, any vice president or the treasurer of Parent, together with a certificate executed by the president, any vice president or the treasurer of Maker certifying that Maker is in compliance with the terms and conditions of the Loan Documents; (ii) as soon as available, but in any event not later than the date on which Parent is obligated to file its Form 10-K with the Securities and Exchange Commission, audited consolidated and consolidating financial statements of Parent prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified or otherwise consented to in writing by Payee on such financial statements of an independent

Secured Subordinated Promissory Note

certified public accounting firm reasonably acceptable to Payee; (iii) if applicable, copies of all statements, reports and notices sent or made available generally by Parent to its security holders or to any holders of its debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (iv) promptly upon receipt of notice thereof, notice of the occurrence of any Default under this Note and a report of any legal actions pending or threatened against Maker that could result in damages or costs to Maker of $100,000 or more; (v) promptly upon receipt, each management letter prepared by Parent’s independent certified public accounting firm regarding Parent’s management control systems; and (vi) such budgets, sales projections, operating plans or other financial information generally prepared by Parent or Maker in the ordinary course of business as Payee may reasonably request from time to time;

(b) Books and Records. Maker will keep its financial books and records in accordance with GAAP and permit Payee to inspect and to discuss with its officers, directors and accountants such books and records and its properties and business operations during reasonable business hours.

(c) Existence and Qualification. Maker will maintain its corporate existence and its qualification to do business and good standing where necessary and all permits and licenses necessary for the conduct of its business, except to the extent a failure to so maintain could not reasonably be expected to have a Material Adverse Effect.

(d) Obligations, etc. Maker will timely pay and perform all of its material taxes and other obligations, except to the extent being contested by appropriate proceedings; Maker will maintain insurance (including self insurance) in such amounts with such deductibles, and against such risks as is customary for similarly situated businesses; and Maker will observe and comply with all material applicable laws (including environmental laws) and all material agreements to which it is a party or by which it is bound.

(e) Dividends and Distributions, Loans and Investments, etc. If any indebtedness is then outstanding under this note, without the prior written consent of Payee, which shall not be unreasonably withheld, Maker will not make any dividend or distribution on its capital stock, or redeem or purchase any of its capital stock, or make any loan or advance to Parent or any other person or entity, or transfer any assets to Parent or otherwise make any payment to Parent, other than dividends, distributions, loans, advances, transfers or other payments made by Maker to Parent in an aggregate amount not to exceed $2,250,000 per annum.

(f) Indebtedness. If any indebtedness is then outstanding under this note, without the prior written consent of Payee, which shall not be unreasonably withheld, Maker will not incur or suffer to exist for itself any indebtedness for borrowed money or under capital leases or for the purchase price of property, except (i) indebtedness owing to or held by Longview Fund, L.P. and Alpha Capital Anstalt (collectively, “Senior Lender”) under or pursuant to that certain Term Loan and Security Agreement dated as of December 29, 2006, among Parent and Senior Lender (the “Term Loan and Security Agreement”), or other indebtedness owing or to be owing to or held or to be held by Senior Lender; (ii) indebtedness evidenced by this note; (iii) unsecured indebtedness of Maker existing on the date hereof and disclosed in the financial statements, most recently delivered to Payee, provided that none of such indebtedness shall be renewed, extended or otherwise modified in any material respect; (iv) unsecured current liabilities (not the result of borrowing) incurred in the ordinary course of business and not overdue; (v) capital leases and other purchase money financing of capital assets; (vi) other indebtedness that is subordinated in right of payment to the indebtedness evidenced by this note; and (vii) extensions, refinancings and renewals of any items above, provided that, with respect to items (iii) through (vi) above, the principal amount is not increased or the terms modified to impose more burdensome terms upon Maker.

Secured Subordinated Promissory Note

(g) Liens. If any indebtedness is then outstanding under this note, without the prior written consent of Payee, which shall not be unreasonably withheld, Maker will not incur or suffer to exist any liens or security interests on any of its property, except (i) landlords’, carriers’, warehousemen’s, mechanics’ and other similar liens arising by operation of law in the ordinary course of Maker’s business; provided, however, that all such liens shall be discharged or bonded off within sixty (60) days from the filing thereof; (ii) liens arising out of pledge or deposits under worker’s compensation, unemployment insurance, old age pension, social security, retirement benefits or other similar legislation; (iii) liens in favor of Senior Lender (including not only the liens created by the Term Loan and Security Agreement but also any other liens in favor of Senior Lender now existing or hereafter granted or incurred) and of Payee; (iv) liens for taxes (excluding any lien imposed pursuant to any provision of ERISA) not yet due or which are being contested in good faith by appropriate proceedings and Maker maintains appropriate reserves in respect thereto provided that in Payee’s judgment such lien does not adversely affect Payee’s rights or the priority of Payee’s lien in the collateral securing this note; (v) easements, rights of way, restrictions and other similar charges or liens relating to real property and not interfering in a material way with the ordinary conduct of Maker’s business; (vi) other liens outstanding on the date of this note; (v) liens to secure purchase money financing of capital assets provided that the liens only secure payment of the indebtedness so incurred and extend only to the capital asset purchased; (vi) liens subordinated to the liens securing this note on terms and conditions reasonably satisfactory to Payee; and (vi) liens renewing and extending liens permitted by this subparagraph.

(h) Sales of Assets. If any indebtedness is then outstanding under this note, without the prior written consent of Payee, which shall not be unreasonably withheld, Maker will not sell any assets, except (i) sales of inventory in the ordinary course of Maker’s business; (ii) dispositions of obsolete or worn out equipment or equipment no longer used in its business; (iii) sales of other equipment, provided such equipment is promptly replaced with equipment of equal or greater value and utility to Maker), (iv) licenses and similar arrangements for the use of the property of Maker in the ordinary course of business; and (v) other assets of Maker that do not in the aggregate exceed $100,000 during any fiscal year.

(i) Fundamental Changes. If any indebtedness is then outstanding under this note, without the prior written consent of Payee, Maker will not liquidate or dissolve or merge or consolidate with any other person or entity.

(j) Use of Proceeds. If any indebtedness is then outstanding under this note, without the prior written consent of Payee, Maker will not use the proceeds of any advance made by Payee to Maker hereunder, except for working capital.

Notwithstanding anything to the contrary stated in this paragraph 6.(e) – (j), if a Default or an Event of Default (or an event or occurrence which, with notice or lapse of time or both, would, if not cured or waived, become an Event of Default) is then existing with respect to the Senior Debt, Payee waives its rights to withhold consent in subparagraphs 6.(e) – (j).

7. Subordination. Notwithstanding anything contained herein that may be to the contrary, the payment of this note and the rights and remedies of Payee and any other holder of this note under this note and the other Loan Documents are subordinate to the indefeasible payment in full of the Senior Debt as defined in that certain Subordination Agreement (herein so called) of even date herewith, among

Secured Subordinated Promissory Note

Payee, Longview Fund L.P. and Alpha Credit Anstalt, and are otherwise subordinate to the rights of Senior Lender as set forth in the Subordination Agreement and are otherwise subject to such Subordination Agreement.

8. Default and Remedies. Any one or more of the following events or occurrences shall constitute a default (a “Default”) under this note:

(a) The failure or refusal of Maker to pay all or any part of the principal of or accrued interest on this note as and when same becomes due and payable in accordance with the terms hereof, and such failure or refusal is not cured within ten (10) days after notice of such failure or refusal is given to Maker in accordance with Paragraph 12 below; or

(b) A breach by Maker of any provision of this note, and such breach is not cured within twenty (20) days after notice of such breach is given to Maker in accordance with Paragraph 12 below.

(c) Maker shall (i) become insolvent within the meaning of the Bankruptcy Code of the United States, as amended, (ii) admit in writing its inability to pay or otherwise fail to pay its debts generally as they become due, (iii) voluntarily seek consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or (iv) be made the subject of any proceeding provided for by any Debtor Relief Law that could suspend or otherwise affect any of the rights of the holder hereof and such proceeding shall continue for sixty (60) days without dismissal or discharge. As used herein, “Debtor Relief Laws” means the Bankruptcy Code of the United States, as amended and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally; or

(d) The nonpayment when due of any material indebtedness exceeding $250,000 owed by Maker (including the Senior Debt), or the occurrence of any event under any document or instrument evidencing, securing, or executed in connection with any such indebtedness which could give the holder thereof the right to declare such indebtedness or any part thereof due prior to its scheduled maturity; or

(e) The occurrence of a default or event of default under any other Loan Document.

Upon the occurrence of a Default, the holder of this note may, subject to the subordination provisions set forth in and the terms of the Subordination Agreement referenced in Paragraph 7, (a) by written notice to Maker, declare the entire unpaid principal balance of this note, together with any accrued and unpaid interest, immediately due and payable, (b) offset against this note any sum or sums owed by the holder hereof to Maker, (c) foreclose any or all liens or security interests given to secure the repayment of the indebtedness evidenced by this note, and (d) proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this note or any other Loan Document or in aid of the exercise of any power or right granted by this note or any other Loan Document or to enforce any other legal or equitable right of the holder of this note or any other Loan Document.

9. Cumulative Rights. No delay on the part of the holder of this note in the exercise of any power or right under this note, or under any other Loan Document, shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the holder of this note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

Secured Subordinated Promissory Note

10. Waiver. Maker, and each other surety, endorser, guarantor, and other party ever liable for the payment of any sum of money payable on this note, jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest, and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree that their liability on this note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

11. Attorneys’ Fees and Costs. In the event a Default shall occur, and in the event that thereafter this note is placed in the hands of an attorney for collection and subject to the subordination provisions set forth in and the terms of the Subordination Agreement referenced in Paragraph 7, or in the event this note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys’ fees incurred by the holder hereof on account of such collection, whether or not suit is filed. In addition, concurrently with the execution and delivery of the Loan Documents, Maker agrees to pay reasonable attorneys fees incurred by Payee in connection with the negotiation, execution and delivery of this note and the other Loan Documents.

12. Notices. Any notice or demand given hereunder by the holder shall be deemed to have been given and received (a) when actually received by Maker, if delivered in person or by courier or messenger, or (b) two Business Days (hereinafter defined) after a letter containing such notice, certified or registered, with postage prepaid, addressed to Maker, is deposited in the United States Mail. The address of Maker is 1420 Presidential Drive, Richardson, Texas 75081, or such other address as Maker shall advise the holder hereof by certified or registered letter.

13. Governing Law; Jurisdiction; Waiver of Jury Trial. This note is being executed and delivered and is intended to be performed, in the State of Texas, and the laws of such state shall govern the construction, validity, enforcement and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement and interpretation hereof. Maker hereby irrevocably (a) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this note, and (b) waives to the fullest extent permitted by law, any defense asserting an inconvenient forum in connection therewith. Service of process by the holder of this note in connection with such action or proceeding shall be binding on Maker if sent to Maker as provided in Paragraph 12 of this note. TO THE EXTENT ALLOWED BY LAW, MAKER AND PAYEE EACH WAIVE JURY TRIAL IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE.

14. Headings. The headings of the sections of this note are inserted for convenience only and shall not be deemed to constitute a part hereof.

15. Successors and Assigns. All of the covenants, stipulations, promises and agreements in this note contained by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that Maker may not, without the prior written consent of the holder hereof, assign any rights, duties, or obligations under this note.

16. Maximum Interest Rate. Regardless of any provision contained herein, or in any other document executed in connection herewith, the holder hereof shall never be entitled to receive, collect or apply, as interest hereon, any amount in excess of the maximum rate of interest permitted to be charged from time to time by applicable law, and in the event the holder hereof ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial

Secured Subordinated Promissory Note

prepayment of the principal hereof and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable, under any specified contingency, exceeds the highest lawful rate, Maker and the holder hereof shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof; provided that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the maximum lawful rate, the holder hereof shall refund to Maker the amount of such excess or credit the amount of such excess against the principal hereof, and in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the maximum lawful rate.

17. Business Day; Payments. As used herein, the expression (a) “Business Day” means every day on which banks located in the State of Texas are generally open for business, and (b) “Nonbusiness Day” means every day which is not a Business Day. Each payment of the principal of or accrued interest on this note shall be due and payable in lawful money of the United States of America. In any case where a payment of principal or interest hereon is due on a Nonbusiness Day, Maker shall be entitled to delay such payment until the next succeeding Business Day, but interest shall continue to accrue until the payment is, in fact, made.

18. Modifications in Writing. No waiver or modification of any of the terms or provisions of this note shall be valid or binding unless set forth in a writing signed by Maker and Payee, and then only to the extent therein specifically set forth.

THIS NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

[Remainder of Page Left Blank.

Signature Page Follows.]

Secured Subordinated Promissory Note

IN WITNESS WHEREOF, the undersigned has executed this note as of the day and year first above written.

MAKER:

OPTEX SYSTEMS, INC.

By:	/s/ JOHN J. STUART, JR.
Name: John J. Stuart, Jr.
Title: Chief Financial Officer

ACKNOWLEDGED AND AGREED:

PAYEE:

TWL GROUP, LP

By:	TWL Group Management, LLC,
General Partner

By: /s/ TIMOTHY W. LOONEY
Timothy W. Looney, President

Signature Page to Secured Subordinated Revolving Promissory Note